Exhibit 5.1

[GOODWIN PROCTER LLP LETTERHEAD]
November 7, 2014
Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, New Jersey 07960

Re:    Securities Being Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 12,000,000 shares (the “Securities”) of common stock, par value $0.01 per share (the “Common Stock”), of Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”).  Securities may be issued in an unspecified number in connection with acquisitions of assets, businesses or securities, whether by purchase, merger, or any other form of business combination, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the law of New York, and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s articles of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

●
with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which is not less than the par value of such shares) to be paid therefor in accordance with the Authorization.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that, upon the Future Authorization and Issuance of the Securities, such Securities will be validly issued, fully paid and nonassessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP